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                                                                    EXHIBIT 99.e

                                     FORM OF

                             DISTRIBUTION AGREEMENT

     AGREEMENT made as of the 21st day of January, 2003, between J.P. Morgan Fleming Series Trust (the "Trust"), having its principal place of business at 522 Fifth Avenue, New York, NY 10036, and J.P. Morgan Fund Distributors, Inc. ("Distributor"), having its principal place of business at 3435 Stelzer Road, Columbus, OH 43219.

     WHEREAS, the Trust is an open-end management investment company, organized as a Massachusetts business trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, Distributor is acting as the distributor of the shares of beneficial interest ("Shares") of each of the investment portfolios of the Trust set forth in Schedule A (such portfolios being referred to individually as a "Fund" and collectively as the "Funds").

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth, the parties agree as follows:

     1.   SERVICES AS DISTRIBUTOR.

          1.1 Distributor will act as agent for the distribution of the Shares covered by the registration statement and prospectus of the Trust then in effect under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Agreement, the term "registration statement" shall mean Parts A (the prospectus), B (the Statement of Additional Information) and C of each registration statement that is filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "prospectus" shall mean each form of prospectus and Statement of Additional Information used by the Funds for delivery to shareholders and prospective shareholders after the effective dates of the above referenced registration statements, together with any amendments and supplements thereto.

          1.2 Distributor agrees to use best efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation; provided, however, that all sales and marketing materials shall have been approved by the Trust. The Trust understands that Distributor's affiliates are now and may in the future be the distributor of the shares of several investment companies or series (together, "Investment Companies") including Investment Companies having investment objectives similar to those of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other Investment Companies. The Trust agrees that Distributor's and/or its affiliates' duties to such Investment Companies shall not be deemed in conflict with their duties to the Trust under this paragraph 1.2.

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          Except as provided in Section 2 herein, Distributor shall, at its own expense, finance appropriate activities which it deems reasonable, which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.

          1.3 In its capacity as distributor of the Shares, all activities of Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all rules and regulations promulgated by the Commission thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.

          1.4 Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Trust.

          1.5 Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Funds.

          1.6 The Trust's officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

          1.7 Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

          1.8 The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.

          1.9 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Trust, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

          1.10 The Trust represents to Distributor that, with respect to the Shares, all registration statements and prospectuses filed by the Trust with the Commission under the Securities Act have been carefully prepared in conformity with requirements of said Act and rules and regulations of the Commission thereunder. The registration statement and prospectus

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contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission and all statements of fact contained in any such registration statement and prospectus are true and correct in all material respects. Furthermore, neither any registration statement nor any prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

          1.11 The Trust may request Distributor to use an electronic processing system over the internet in which electronically transmitted orders are forwarded electronically for processing by a third party known to the Trust under circumstances in which Distributor will not review the orders. Under such circumstances, the Trust acknowledges and agrees that it will independently determine that the third party is a satisfactory service provider and that Distributor's review will not be necessary. The Trust authorizes Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Shares. The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. In the absence of willful misfeasance, bad faith or gross negligence or reckless disregard of obligations or duties hereunder on the part of Distributor or any of its officers, directors or employees, the Trust agrees to indemnify, defend and hold Distributor, its several partners and employees, and any person who controls Distributor within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which Distributor, its partners and employees, or any such controlling person, may incur (a) arising out of or based upon the electronic processing of orders over the internet; (b) based on any act or omission in the course of, or connected with, rendering services hereunder; (c) based on any representations made herein by the Trust; (d) based on any act or omission of any prior Distributor (in its capacity as Distributor or Sub-Administrator), Administrator or Adviser to the Trust, including the registration or failure to register any shares of the Trust in accordance with state or federal laws or resulting from or relating to any books or records delivered to the Distributor in

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connection with its responsibilities under this Agreement and occurring prior to the date of this Agreement; or (e) under the Securities Act or under common law or otherwise, arising out of or based upon (i) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus, (ii) any omission, or alleged omission, to state a material fact required to be stated in any registration statement or any prospectus or necessary to make the statements in either thereof not misleading or (iii) any Trust advertisement or sales literature that is not in compliance with applicable laws, rules or regulations (including, but not limited to the Conduct Rules of the National Association of Securities Dealers, Inc.); provided, however, that the Trust's agreement to indemnify Distributor, its partners or employees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in any prospectus, advertisement or sales literature and in such financial and other statements as are furnished in writing to the Trust by Distributor and used in the answers to the registration statement or in the corresponding statements made in the prospectus, advertisement or sales literature, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to indemnify Distributor and the Trust's representations and warranties hereinbefore set forth in paragraph 1.10 shall not be deemed to cover any liability to the Trust or its Shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Distributor's reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify Distributor, its partners and employees and any such controlling person, as aforesaid, is expressly conditioned upon the Trust being notified of any action brought against Distributor, its partners or employees, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office in New York, NY and sent to the Trust by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 1.11. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Distributor reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse Distributor, its partners and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. The Trust's indemnification agreement contained in this paragraph 1.11 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on

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behalf of Distributor, its partners and employees, or any controlling person, and shall survive the delivery of any Shares.

          This Agreement of indemnity will inure exclusively to Distributor's benefit, to the benefit of its several partners and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Shares.

          1.12 Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees (hereinafter referred to as "Trustees") and any person who controls the Trust within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, or liabilities and any reasonable counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Distributor to the Trust and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Distributor to the Trust required to be stated in such answers or necessary to make such information not misleading. Distributor's agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon Distributor being notified of any action brought against the Trust, its officers or Trustees, or any such controlling person, such notification to be given by letter or telegram addressed to Distributor at its principal office in Columbus, Ohio, and sent to Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. Distributor shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on Distributor's part, and in any other event the Trust, its officers or Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the Trust, its officers or Trustees, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Distributor's indemnity agreement contained in this paragraph 1.12.

          1.13 No Shares shall be offered by either Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by Section 10(b)(2) of said

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Act is not on file with the Commission; provided, however, that nothing contained in this paragraph 1.13 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any Shareholder in accordance with the provisions of the Trust's prospectus, Declaration of Trust, or Bylaws.

          1.14 The Trust agrees to advise Distributor as soon as reasonably practical by a notice in writing delivered to Distributor or its counsel:

               (a) of any request by the Commission for amendments to the registration statement or prospectus then in effect or for additional information;

               (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

               (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

               (d) of all action of the Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Commission.

For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

          1.15 Distributor agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

          1.16 This Agreement shall be governed by the laws of the State of New York.

          1.17 In the event Distributor purchases the initial shares of the Trust for purposes of satisfying the minimum net worth requirements set forth in
Section 14 (a) of the 1940 Act, and a notice of termination is subsequently given or this Agreement is otherwise

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terminated pursuant to Section 6 herein for any reason prior to the time that organizational expenses incurred by the Trust have been fully amortized, then the Trust shall cause the successor distributor of the shares (the "Successor Distributor") to pay to Distributor, within ten (10) days prior to the termination of this Agreement, an amount of cash that is sufficient to purchase the initial shares that are held by Distributor

          1.18 The Trust and Distributor each represents and warrants that (a) it has adopted a policy for the safeguarding of non-public personal information pertaining to their respective customers and consumers ("Privacy Policy") and
(b) its Privacy Policy will, at all times during the term of this Agreement, be in substantial compliance with all applicable statutes, rules and regulations. The Trust and Distributor further represent and warrant that (1) each has delivered a copy of its Privacy Policy to the other party and (2) in the event that its Privacy Policy is amended or restated, it will promptly deliver to the other party a copy of the amended and restated Privacy Policy. The Distributor represents and warrants that, in connection with its provision of services hereunder, it will, at all times during the term of this Agreement, be in substantial compliance with the Trust's Privacy Policy, as and to the extent the same may be applicable to it in respect of the Trust's shareholders and other consumers.

     2.   RESERVED.

     3.   SALE AND PAYMENT.

     Shares of a Fund may be subject to a sales load and may be subject to the imposition of a distribution fee pursuant to the Distribution Plan for the Funds. To the extent that Shares of a Fund are sold at an offering price which includes a sales load or at net asset value subject to a contingent deferred sales load with respect to certain redemptions (either within a single class of Shares or pursuant to two or more classes of Shares), such Shares shall hereinafter be referred to collectively as "Load Shares" (in the case of Shares that are sold with a front-end sales load or Shares that are sold subject to a contingent deferred sales load), "Front-End Load Shares" or "CDSL Shares" and individually as a "Load Share," a "Front-End Load Share" or a "CDSL Share." A Fund that contains Front-End Load Shares shall hereinafter be referred to collectively as "Load Funds" or "Front-End Load Funds" and individually as a "Load Fund" or a "Front-end Load Fund." A Fund that contains CDSL Shares shall hereinafter be referred to collectively as "Load Funds" or "CDSL Funds" and individually as a "Load Fund" or a "CDSL Fund." Under this Agreement, the following provisions shall apply with respect to the sale of, and payment for, Load Shares.

          3.1 Distributor shall have the right to purchase Load Shares at their net asset value and to sell such Load Shares to the public against orders therefor at the applicable public offering price, as defined in Section 4 hereof. Distributor shall also have the right to sell Load Shares to dealers against orders therefor at the public offering price less a concession determined by Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 4 below.

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          3.2  Prior to the time of delivery of any Load Shares by a Load Fund to, or on the order of, Distributor, Distributor shall pay or cause to be paid to the Load Fund or to its order an amount in Boston or New York clearing house funds equal to the applicable net asset value of such Shares. Distributor may retain so much of any sales charge or underwriting discount as is not allowed by Distributor as a concession to dealers.

     4.   PUBLIC OFFERING PRICE.

          The public offering price of a Load Share shall be the net asset value of such Load Share, plus any applicable sales charge, all as set forth in the current prospectus of the Load Fund. The net asset value of Shares shall be determined in accordance with the provisions of the Declaration of Trust and Bylaws of the Trust and the then-current prospectus of the Load Fund.

     5.   ISSUANCE OF SHARES.

          The Trust reserves the right to issue, transfer or sell Load Shares at net asset value (a) in connection with the merger or consolidation of the Trust or the Load Fund(s) with any other investment company or the acquisition by the Trust or the Load Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Load Shares pursuant to any exchange and reinvestment privileges described in any then-current prospectus of the Load Fund; and (e) otherwise in accordance with any then-current prospectus of the Load Fund.

     6.   TERM, DURATION AND TERMINATION.

          This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date first written above (or, if a particular Fund is not in existence on such date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed) and, unless sooner terminated as provided herein, shall continue until January 31, 2004. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually by (a) by the vote of a majority of those members of the Trust's Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by the vote of the Trust's Trustees or the vote of a majority of the outstanding voting securities of such Fund. The termination of this Agreement with respect to one Fund shall not result in the termination of this Agreement with respect to any other Fund listed on Schedule
A. This Agreement is terminable without penalty, on not less than sixty days' prior written notice, by the Trust's Trustees, by vote of a majority of the outstanding voting securities of the Trust or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

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     7.   CERTAIN MATTERS RELATING TO A MASSACHUSETTS BUSINESS TRUST.

          If the Trust is a Massachusetts business trust, a copy of the Declaration of Trust is on file with the Secretary of the State of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually, but are binding only upon the assets and property of the Trust, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

     8.   NOTICES.

          Any notice under this Agreement shall be in writing, addressed and delivered, or mailed, postage paid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Trust for notice shall be 522 Fifth Avenue, New York, NY 10036, attn: David Wezdenko, with a copy to Joseph J. Bertini, Esq., and the address of the Distributor shall be 3435 Stelzer Road, Columbus, OH 43219.

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

                                        J.P. MORGAN FLEMING SERIES TRUST


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                                             Date:
                                                  ------------------------------


                                        J.P. MORGAN FUND
                                        DISTRIBUTORS, INC.


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                                             Date:
                                                  ------------------------------

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                                   SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT

J.P. MORGAN FLEMING SERIES TRUST

J.P. Morgan Multi-Manager Small Cap Growth Fund
J.P. Morgan Multi-Manager Small Cap Value Fund